Exhibit 10.4
INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into on ______________, 2023, by and between Skye Bioscience, Inc., a Nevada corporation (the “Company”), and ______________ (“Indemnitee”).
WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;
WHEREAS, the Company’s Bylaws authorizes the Company to enter into agreements with directors and officers providing for indemnification to the fullest extent permitted by Nevada law;
WHEREAS, Section 78.752 of the Nevada Revised Statutes authorizes the Company to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability or expenses incurred by such person in such capacity;
WHEREAS, Indemnitee is a director or officer of the Company;
WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of corporations;
WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability and in order to induce Indemnitee to serve or continue to serve the Company, the Company wishes to provide Indemnitee with the benefits contemplated by this Agreement including, without limitation, the indemnification of and the payment of expenses in advance of the final disposition of a potentially indemnifiable claim to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies; and
WHEREAS, Indemnitee is a representative of or affiliated with [Fund] (together with any affiliated funds and the general partners, managing members or other control persons and/or any affiliated management companies, the “Funds,” and each, individually, a “Fund”), and has certain rights to indemnification and/or insurance provided by the Funds, which Indemnitee and the Funds intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.
NOW, THEREFORE, in consideration of the above premises and intending to be legally bound hereby, the parties agree as follows:
1.Certain Definitions
(a)Board: the Board of Directors of the Company.
(b)Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.
(c)Disinterested Director: a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(d)Expenses: any expense, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, fees and expenses of witnesses, travel expenses, duplicating costs, postage, delivery service fees, ERISA excise taxes and penalties, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, prosecuting, being a witness in, or participating in, or preparing for any of the foregoing, or responding to, or objecting to, a request to provide discovery, in, any Proceeding relating to an Indemnifiable Event, and any expenses of establishing a right to indemnification under this Agreement.
(e)Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company, or while a director or officer, is or was serving at the request of the Company as a director, officer, employee, trustee, agent, limited partner, member or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement, and whether or not the basis of the Proceeding is an alleged action or inaction in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company, as described above.
(f)Independent Counsel: the person or body appointed in connection with Section 3.
(g)NRS: the Nevada Revised Statutes, as amended from time to time.
(h)Potential Change in Control: shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (iii) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases their beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof, or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
(i)Proceeding: any threatened, pending, or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternative dispute mechanism, inquiry, administrative or legislative hearing, or investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether brought by or in the right of the Company or any other party, whether civil, criminal, administrative, investigative, or other, and in each case whether or not commenced prior to the date of this Agreement, that relates to an Indemnifiable Event.
(j)Voting Securities: any securities of the Company that vote generally in the election of directors.
2.Agreement to Indemnify.
(a)General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in no event no later than thirty (30) days after written demand to the Company in accordance with Section 4, from and against any and all Expenses, liability or loss, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 3 and 4 hereof) to be unlawful.
(b)Initiation of Proceeding by Indemnitee. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or payment of expenses pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee (including, without limitation, counterclaims) against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 5; or (iii) the Proceeding is instituted after a Change in Control.
(c)Payment of Expenses in Advance of Final Disposition. If so requested by Indemnitee, the Company shall pay any and all Expenses to Indemnitee (an “Expense Payment”) within five (5) business days after the receipt by the Company of a statement or statements from Indemnitee requesting such payment or payments, whether prior to or after final disposition of such Proceeding. Expense Payments shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement. Payments shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of payment. Any determination made by the Independent Counsel that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Payment until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for Expense Payments shall be unsecured and no interest shall be charged thereon.
(d)Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful (on the merits or otherwise) in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. For purposes of this Section 2(d) and without limiting the foregoing, the termination of any claim, issue or matter in any such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
(e)Partial Indemnification. If Indemnitee is not wholly successful in any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any claim, issue or matter therein, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding or is otherwise entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, liability or loss, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, or any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. For purposes of this Section 2(e) and without limiting the foregoing, the termination of any claim, issue or matter in any such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
(f)Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 2 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf if, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company) relating in whole or in part to an Indemnifiable Event or in defense of any claim, issue or matter therein, including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 3 and 4 hereof) to be unlawful.
(g)Indemnification of the Funds. If any of the Funds is, or is threatened to be made, a party to or a participant in any Proceeding, and such Fund’s involvement in the Proceeding (i) arises out of, or relates to, any action taken by the Company that was approved by the Company’s Board, and (ii) arises out of facts or circumstances that are the same or substantially similar to the facts and circumstances that form the basis of claims that have been, could have been or could be brought against the Indemnitee in a Proceeding, regardless of whether the legal basis of the claims against the Indemnitee and the Fund are the same or similar, then the Fund shall be entitled to all rights and remedies, including with respect to indemnification and advancement, provided to the Indemnitee under this Agreement as if the

Fund were the Indemnitee. The rights provided to the Funds under this Section 2(g) shall (be suspended during any period during which none of the Funds have a representative that is on the Company’s Board; provided, however, that in the event of any such suspension or termination, the Fund’s rights to indemnification and advancement of expenses will not be suspended or terminated with respect to any Proceeding based in whole or in part on facts and circumstances occurring at any time prior to such suspension or termination regardless of whether the Proceeding arises before or after such suspension or termination. The Company and Indemnitee intend and agree that each of the Funds is an express third party beneficiary of the terms of this Section 2.
3.Authorization of Indemnification; Independent Counsel. The person, persons or entity (the “Independent Counsel”) who shall determine whether indemnification is permissible under applicable law shall be an attorney admitted to practice in the State of Nevada, selected by Indemnitee and approved and appointed by a majority vote of a quorum consisting of Disinterested Directors. If no Disinterested Directors exist, then the Board shall select a person, persons or entity otherwise capable of acting as Independent Counsel to approve and appoint the Independent Counsel. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee against the other in an action to determine Indemnitee’s rights under this Agreement or the Company’s Bylaws now or hereafter in effect relating to Proceedings for Indemnifiable Events. Such counsel, among other things, shall render a written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee is permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and any party selected to appoint Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or their engagement hereunder, and the Company shall pay all reasonable fees and expenses incurred by the Company and the Indemnitee incident to the procedures of this Section 3, regardless of the manner in which such Independent Counsel was selected or appointed.
4.Indemnification Process and Appeal.
(a)Indemnification Payment. Indemnitee shall be entitled to indemnification and shall receive payment thereof from the Company in accordance with this Agreement as soon as practicable but in any event no later than thirty (30) calendar days after Indemnitee has made written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification), unless the Independent Counsel has provided a written determination to the Company and Indemnitee that indemnification is not permissible under applicable law. If the Independent Counsel shall not have made a determination as to whether indemnification is permissible under applicable law within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.
(b)Suit to Enforce Rights. If (i) no determination as to whether indemnification is permissible under applicable law has been made within thirty (30) calendar days after Indemnitee has made a demand in accordance with Section 4(a), (ii) payment of indemnification pursuant to Section 2, the last sentence of Section 3, Section 4(a) and Section 5 is not made within thirty (30) calendar days after a determination that indemnification is permissible under applicable law, (iii) Independent Counsel determines pursuant to Section 4(a) that indemnification is not permissible under applicable law, or (iv) Indemnitee has not received payment of Expenses within five (5) business days after making such a request in accordance with Section 2(c), then Indemnitee shall have the right to enforce its rights under this Agreement by commencing litigation in any court of competent jurisdiction seeking an initial determination by the court or challenging any determination by the Independent Counsel or any aspect thereof. The Company hereby consents to service of process at the address listed in Section 17 and to appear in any such proceeding. Any determination by the Independent Counsel not challenged by Indemnitee on or before the first anniversary of the date of the Independent Counsel’s determination shall be binding on the Company and Indemnitee. The Company shall not oppose Indemnitee’s right to seek any such adjudication. The remedy provided for in this Section 4 is non-exclusive and shall be in addition to any other remedies available to Indemnitee in law or equity. In the event that Indemnitee, pursuant to this Section 4(b), seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on Indemnitee’s behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 1 of this Agreement) actually and reasonably incurred by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.
(c)Defense to Indemnification; Burden of Proof; Presumptions.
(i)To the maximum extent permitted by applicable law in making a determination with respect to whether indemnification is permissible, the Independent Counsel shall presume that indemnification is permissible if Indemnitee has submitted a request for indemnification in accordance with Section 4(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Independent Counsel of any determination contrary to that presumption.
(ii)It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expense Payment incurred in connection with a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.
(iii)In connection with any action brought pursuant to Section 4(b) as to whether Indemnitee is entitled to be indemnified hereunder, the Company must prove with clear and convincing evidence that Indemnitee is not entitled to indemnification under this Agreement.
(iv)Neither the failure of the Independent Counsel to have made a determination prior to the commencement of such action by Indemnitee that indemnification is permissible under applicable law, nor an actual determination by the Independent Counsel that indemnification is not permissible under applicable law shall be admissible as evidence in any such action for any purpose. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
(v)For the purposes of any determination by the Independent Counsel under this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, if Indemnitee’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to Indemnitee by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section 4(c)(v) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 4(c)(v) shall not be deemed to be exclusive or to limit in any way the circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth under Nevada law.
5.Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall pay such Expenses to Indemnitee in advance of final disposition on such terms and conditions as the Board deems appropriate, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:
(a)enforcement of this Agreement;
(b)indemnification of Expenses or Expense Payments by the Company under this Agreement or any other agreement or under applicable law or the Company’s Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or
(c)recovery under directors’ or officers’ liability insurance policies maintained by the Company.
6.Notification and Defense of Proceeding.
(a)Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding relating to an Indemnifiable Event, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission to so notify the Company shall not relieve it from any liability that it may have to Indemnitee.
(b)Defense. With respect to any Proceeding relating to an Indemnifiable Event as to which Indemnitee notifies the Company of the commencement thereof, the Company shall be entitled to participate in such Proceeding at its own expense and except as otherwise provided below, and, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding relating to an Indemnifiable Event, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below.

Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding but all Expenses related thereto incurred after notice from the Company of its election to assume the defense shall be at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) Independent Counsel has determined that a Change in Control has occurred, (iv) the Proceeding relates to or arises in connection with any criminal matter, (v) the Proceeding is brought, commenced, or jointed by a governmental authority, (vi) Indemnitee has reasonably determined that legal defenses are available to Indemnitee that are different from or additional to those available to the Indemnifier, or (vii) the Company shall not within thirty (30) calendar days in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Company. If the Company has assumed the defense in accordance with this Section and has selected counsel to represent Indemnitee and other current and former directors and officers of the Company in the defense of a Proceeding, and a majority of such persons, including Indemnitee, reasonably object to such counsel selected by the Company pursuant to this Section 6(b), then such persons, including Indemnitee, shall be permitted to employ one (1) additional counsel of their choice and the reasonable fees and expenses of such counsel shall be at the expense of the Company; provided, however, that such counsel shall be chosen from amongst the list of counsel, if any, approved by any company with which the Company obtains or maintains insurance. In the event separate counsel is retained by an Indemnitee pursuant to this Section 6(b), the Company shall cooperate with Indemnitee with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to Indemnitee and such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the determination shall have been made by Indemnitee pursuant to (ii), (iv), (v), (vi) or (vii) above or by Independent Counsel pursuant to (iii) above.
(c)Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, provided, however, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee, require any monetary payment from Indemnitee, or not include a full release of the Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement. The Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.
7.Establishment of Trust. In the event of a Change in Control or a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund the trust in an amount sufficient to satisfy any and all claims hereunder, including Expenses, reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the trust shall provide that upon a Change in Control, (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee shall advance, within ten (10) business days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the same circumstances for which Indemnitee would be required to reimburse the Company under Section 2(c) of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by Indemnitee. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the trust and shall indemnify the trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the trust.
8.Non-Exclusivity.
(a)The rights of Indemnitee hereunder are non-exclusive and shall be in addition to any other rights Indemnitee may have under applicable law, the Company’s Articles of Incorporation, Bylaws or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Articles of Incorporation, Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.
(b)The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by one or more Funds and certain of its or their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 8(b).
9.Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ or officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
10.Contribution.
(a)Whether or not the indemnification provided in Section 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
(b)Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
(c)The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
(d)To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
11.Period of Limitations.
(a)No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required or permitted by applicable law under the circumstances. Any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action the shorter period shall govern.
(b)All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter for no less than seven (7) years and so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 4 hereof) any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any claim, issue or matter therein, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.
12.Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.
13.Enforcement.
(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.
(b)Except as set forth in the Bylaws and the Certificate of Incorporation, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
(c)The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.
14.Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise and no delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
15.Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Fund Indemnitors), who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16.No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw of the Company or otherwise) of the amounts otherwise indemnifiable hereunder; provided, that the foregoing shall not affect the rights of the Indemnitee or the Fund Indemnitors set forth in Section 8(b).
17.Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all, substantially all, or a substantial part, of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company’s request.
18.Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.
19.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable without giving effect to the principles of conflicts of laws.
20.Notices. All notices, demands, service of process and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, mailed, postage prepaid, certified or registered mail, return receipt requested, faxed (which is confirmed) or sent by an overnight courier service, such as Federal Express, and addressed to the Company at:
Skye Bioscience, Inc.
11250 El Camino Real, Suite 100
San Diego, CA 92130
Attn: Chief Executive Officer
and to Indemnitee at Indemnitee’s address set forth on the signature page hereto.
Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

SKYE BIOSCIENCE, INC.

By:
Name: ____________________________________
Title: ____________________________________

INDEMNITEE

Address: